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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2003

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12139 (Commission File Number)	65-0654331 (IRS Employer Identification No.)
Park 80 East, Saddle Brook, New Jersey 07663-5291 (Address of Principal Executive Offices) (Zip Code)

201-791-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        Sealed Air Corporation (the "Company") issued the following two press releases on July 1, 2003:

  (a)
  Contact: Philip H. Cook
  (201) 791-7600

Sealed Air Completes Private Offering of Senior Notes Due 2013 and 2033
and Convertible Senior Notes Due 2033

        SADDLE BROOK, N.J., Tuesday, July 1, 2003—Sealed Air Corporation (NYSE:SEE) announced today that it had completed private offerings of a total of $1.225 billion of senior notes. These offerings included $400 million of senior notes due July 15, 2013, $450 million of senior notes due July 15, 2033, and $375 million of convertible senior notes due June 30, 2033. All of these notes were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

        The senior notes due July 15, 2013, with a coupon of 5.625% per annum, were sold at a price of 99.663% of their principal amount. The senior notes due July 15, 2033, with a coupon of 6.875% per annum, were sold at a price of 99.642% of their principal amount. The convertible senior notes will pay interest in cash at a rate of 3% per annum, and each $1,000 principal amount of the convertible senior notes will, subject to certain conditions, be convertible, at the holder's option, into 14.2857 shares of the Company's common stock.

        The Company intends to use the net proceeds of these offerings as well as a portion of its available cash to call for redemption all of its outstanding shares of Series A convertible preferred stock, which are redeemable at a price of $51.00 per share. The Company expects to issue a notice of redemption with respect to the Series A convertible preferred stock shortly.

        These notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and in other transactions exempt from the registration requirements of the Securities Act. The notes have not been and will not be registered under the Securities Act and will not be offered or sold in the United States without an applicable exemption from the registration requirements of the Securities Act.

Forward Looking Statements

        Certain statements made by the Company in this press release may be forward-looking. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including changes in economic, political, business and market conditions in the geographic areas in which the Company conducts business, acts of war or terrorism, factors affecting customers, exchange rates, the success of new products, raw material and energy costs and legal proceedings. A more extensive list and description of these factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

  (b)
  Contact: Philip H. Cook
  (201) 791-7600

Sealed Air Announces Redemption of All Shares of Its Series A Convertible Preferred Stock

        SADDLE BROOK, N.J., Tuesday, July 1, 2003—Sealed Air Corporation (NYSE:SEE) announced today that it has called for redemption on July 18, 2003 all of the outstanding shares of its Series A

Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock will be redeemed at a price of $51.00 plus dividends accrued thereon from today through July 17, 2003. The previously announced dividend payable today to stockholders of record at the close of business on June 10, 2003 is being paid in the normal manner. Dividends on the Series A Convertible Preferred Stock will cease to accrue after July 17, 2003.

        The Series A Convertible Preferred Stock is listed on the New York Stock Exchange and is traded under the ticker symbol SEE PrA. The CUSIP Number of the Series A Convertible Preferred Stock is 81211K 20 9. As of the close of business today, there were approximately 25,789,399 shares of the Series A Convertible Preferred Stock issued and outstanding.

        Holders of the Series A Convertible Preferred Stock are entitled, at any time prior to the close of business on July 17, 2003, to convert any of their shares of Series A Convertible Preferred Stock into whole shares of the Company's Common Stock at a conversion rate of .885 of a share of Common Stock for each share of the Series A Convertible Preferred Stock. The closing price of the Common Stock on the New York Stock Exchange on June 30, 2003 was $47.66. Therefore, one share of the Series A Convertible Preferred Stock converted into Common Stock would have had a value of $42.18 on that date. The value of conversion fluctuates with changes in the value of the Common Stock and stockholders are cautioned to obtain any necessary financial advice from their advisors before deciding to convert their shares of the Series A Convertible Preferred Stock into Common Stock rather than accepting the redemption value. Any fractional share interests arising on conversion will be paid in cash. No shares of the Series A Convertible Preferred Stock may be converted into Common Stock after the close of business on July 17, 2003.

        The Company will be providing holders of the Series A Convertible Preferred Stock with Letters of Transmittal, which shareholders may use to deliver their shares of the Series A Convertible Preferred Stock to the Company's transfer agent, Mellon Investor Services LLC.

Business

        Sealed Air is a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems, including such widely recognized brands as Bubble Wrap® cushioning, Jiffy® protective mailers and Cryovac® food packaging products. For more information about Sealed Air Corporation, please visit the Company's website at www.sealedair.com.

Forward Looking Statements

        Certain statements made by the Company in this press release may be forward-looking. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including changes in economic, political, business and market conditions in the geographic areas in which the Company conducts business, acts of war or terrorism, factors affecting customers, exchange rates, the success of new products, raw material and energy costs and legal proceedings. A more extensive list and description of these factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
By:	/s/ H. Katherine White
Name:	H. Katherine White
Title:	Vice President, General Counsel and Secretary

Dated: July 3, 2003

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE